SKYLINE CHAMPION ANNOUNCES SECOND QUARTER FISCAL 2024 RESULTS

Troy, Michigan, October 31, 2023 /Business Wire/ -- Skyline Champion Corporation (NYSE: SKY) (“Skyline Champion”) today announced financial results for its second quarter ended September 30, 2023 (“fiscal 2024”).

Second Quarter Fiscal 2024 Highlights (compared to Second Quarter Fiscal 2023 unless otherwise noted)

·
Net sales decreased 42.5% to $464.2 million
·
U.S. homes sold decreased 33.4% to 4,842
·
Total backlog decreased 0.7% to $257.8 million compared to the sequential first quarter
·
Average selling price (“ASP”) per U.S. home sold decreased 14.8% to $88,400
·
Gross profit margin contracted by 890 basis points to 25.1%
·
Net income decreased by 68.3% to $45.7 million
·
Adjusted earnings per share (“EPS”) decreased 67.3% to $0.82
·
Adjusted EBITDA decreased 70.2% to $58.8 million
·
Adjusted EBITDA margin contracted by 1,170 basis points to 12.7%
·
Net cash generated by operating activities was $54.3 million during the quarter
·
Announced closing of strategic investment in ECN Capital and formation of Champion Financing
·
Closed on the acquisition of Regional Homes post quarter end

“Skyline Champion continued to demonstrate our commitment to the customer and our ability to execute our strategy in an evolving economic environment,” said Mark Yost, Skyline Champion’s President, and Chief Executive Officer. “We continued to see a healthy increase in order volumes sequentially. In addition, we have recently closed two transformational strategic opportunities - our investment in ECN Capital including the formation of Champion Financing, and the acquisition of Regional Homes. We are excited by these new developments and remain confident that execution of our strategic initiatives will continue to position us to better serve our customers for years to come.”

Second Quarter Fiscal 2024 Results

Net sales for the second quarter fiscal 2024 decreased 42.5% to $464.2 million compared to the prior-year period. The number of U.S. homes sold in the second quarter fiscal 2024 decreased 33.4% to 4,842. The lower volume output compared to the prior year period primarily reflects the decrease in order volumes from the larger community REITs as well as the absence of FEMA-related sales which totaled $117.8 million last year. The ASP per U.S. home sold decreased 14.8% to $88,400. The decline in ASPs is a result of higher-priced FEMA unit sales in the prior-year period, changes to core product mix, and a decrease in material surcharges. The number of Canadian factory-built homes sold in the quarter decreased to 232 homes compared to 303 homes in the prior-year period due to the higher interest rate environment and softening demand.

Gross profit decreased by 57.5% to $116.5 million in the second quarter fiscal 2024 compared to the prior-year period. Gross profit margin was 25.1% of net sales, a contraction of 890 basis points compared to 34.0% in the second quarter fiscal 2023. The change in gross profit margin was driven by lower ASPs due to the higher-priced FEMA unit sales in the prior-year period and a shift in product mix to homes with fewer options. Gross margins were also impacted by softer demand and recently opened plants.

Selling, general, and administrative expenses (“SG&A”) in the second quarter fiscal 2024 decreased to $64.5 million from $83.9 million in the same period last year. SG&A during the quarter decreased due to less variable compensation expense from lower sales volumes. SG&A as a percentage of net sales was 13.9%, compared to 10.4% in the prior year period.

Net income decreased by 68.3% to $45.7 million for the second quarter fiscal 2024 compared to the prior-year period. The decrease in net income was driven by lower sales and gross profit in the quarter.

Adjusted EBITDA for the second quarter fiscal 2024 decreased by 70.2% to $58.8 million compared to the second quarter fiscal 2023. Adjusted EBITDA margin for the quarter was 12.7%, compared to 24.4% in the prior-year period.

As of September 30, 2023, Skyline Champion had $701.2 million of cash and cash equivalents, a decrease of $96.6 million in the current quarter, due to the strategic investment in ECN Capital partially offset by cash flows from operations.

Conference Call and Webcast Information:

Skyline Champion management will host a conference call tomorrow, November 1, 2023, at 9:00 a.m. Eastern Time, to discuss Skyline Champion’s financial results and an update on current operations.

Investors and other interested parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of Skyline Champion’s website at skylinechampion.com. The online replay will be available on the same website immediately following the call.

The conference call can also be accessed by dialing (877) 407-4018 (domestic) or (201) 689-8471 (international). A telephonic replay will be available approximately two hours after the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13741722. The replay will be available until 11:59 P.M. Eastern Time on November 15, 2023.

About Skyline Champion Corporation:

Skyline Champion Corporation (NYSE: SKY) is a leading producer of factory-built housing in North America and employs approximately 8,600 people subsequent to the closing of the acquisition of Regional Homes in October 2023. With more than 70 years of homebuilding experience and 47 manufacturing facilities throughout the United States and western Canada, Skyline Champion is well positioned with an innovative portfolio of manufactured and modular homes, ADUs, park-models and modular buildings for the single-family, multi-family, and hospitality sectors.

In addition to its core home building business, Skyline Champion provides construction services to install and set-up factory-built homes, operates a factory-direct retail business with 74 retail locations across the United States, and operates Star Fleet Trucking, providing transportation services to the manufactured housing and other industries from several dispatch locations across the United States.

Skyline Champion builds homes under some of the most well-known brand names in the factory-built housing industry including Skyline Homes, Champion Home Builders, Genesis Homes, Regional Homes, Athens Park Models, Dutch Housing, Atlantic Homes, Excel Homes, Homes of Merit, New Era, Redman Homes, ScotBilt Homes, Shore Park, Silvercrest, Titan Homes in the U.S. and Moduline and SRI Homes in western Canada.

Presentation of Non-GAAP Financial Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) throughout this press release, Skyline Champion has provided non-GAAP financial measures, Adjusted EBITDA and Adjusted EBITDA Margin, and Adjusted Earnings Per Share, which present operating results on a basis adjusted for certain items. Skyline Champion uses these non-GAAP financial measures for business planning purposes and in measuring its performance relative to that of its competitors. Skyline Champion believes that these non-GAAP financial measures are useful financial metrics to assess its operating performance from period-to-period by excluding certain items that Skyline Champion believes are not representative of its core business. These non-GAAP financial measures are not intended to replace, and should not be considered superior to, the presentation of Skyline Champion’s financial results in accordance with U.S. GAAP.

Skyline Champion defines Adjusted EBITDA as net income or loss plus expenses or minus income, (a) the provision for income taxes, (b) interest income or expense, net, (c) depreciation and amortization, (d) gain or loss from discontinued operations, (e) non-cash restructuring charges and impairment of assets, (f) other non-operating income and costs, including but not limited to those costs for the acquisition and integration or disposition of businesses and idle facilities. Adjusted EBITDA is not a measure of earnings calculated in accordance with U.S. GAAP, and should not be considered an alternative to, or more meaningful than, net income or loss, net sales, operating income or earnings per share prepared on a U.S. GAAP basis. Adjusted EBITDA does not purport to represent cash flow provided by, or used in, operating activities as defined by U.S. GAAP. Skyline Champion believes that Adjusted EBITDA is commonly used by investors to evaluate its performance and that of its competitors. However, Skyline Champion’s use of Adjusted EBITDA may vary from that of others in its industry. Adjusted EBITDA is reconciled from the respective measure under U.S. GAAP in the tables below. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net sales reported in the statement of operations. Adjusted Earnings Per Share is calculated as net income or loss plus (a) equity-based compensation awards granted before December 31, 2018, (b) restructuring charges, (c) impairment of assets, and (d) other non-operating costs including those for the acquisition and integration of businesses, including the related tax effect, if any, on these items.

Forward-Looking Statements

Statements in this press release, including certain statements regarding Skyline Champion’s strategic initiatives, and future market demand are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of words such as "believe," "expect," "future," "anticipate," "intend," "plan," "foresee," "may," "could," "should," "will," "potential," "continue," or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Skyline Champion. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include regional, national and international economic, financial, public health and labor conditions, and the following: supply-related issues, including prices and availability of materials; labor-related issues; inflationary pressures in the North American economy; the cyclicality and seasonality of the housing industry and its sensitivity to changes in general economic or other business conditions; demand fluctuations in the housing industry, including as a result of actual or anticipated increases in homeowner borrowing rates; the possible unavailability of additional capital when needed; competition and competitive pressures; changes in consumer preferences for our products or our failure to gauge those preferences; quality problems, including the quality of parts sourced from suppliers and related liability and reputational issues; data security breaches, cybersecurity attacks, and other information technology disruptions; the potential disruption of operations caused by the conversion to new information systems; the extensive regulation affecting the production and sale of factory-built housing and the effects of possible changes in laws with which we must comply; the potential impact of natural disasters on sales and raw material costs; the risks associated with mergers and acquisitions, including integration of operations and information systems; periodic inventory adjustments by, and changes to relationships with, independent retailers; changes in interest and foreign exchange rates; insurance coverage and cost issues; the possibility that all or part of our intangible assets, including goodwill, might become impaired; the possibility that all or part of our investment in ECN might become impaired; the possibility that our risk management practices may leave us exposed to unidentified or unanticipated risks; the potential disruption to our business caused by public health issues, such as an epidemic or pandemic, and resulting government actions; and other risks set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section, and other sections, as applicable, in our Annual Reports on Form 10-K, including our Annual Report on Form 10-K for the fiscal year ended April 1, 2023 previously filed with the Securities and Exchange Commission (“SEC”), as well as in our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with or furnished to the SEC.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, then the developments and future events concerning Skyline Champion set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. Skyline Champion assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Investor contact information:

Name: Kevin Doherty

Email: investorrelations@championhomes.com

Phone: (248) 614-8211

SKYLINE CHAMPION CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars and shares in thousands)

	September 30, 2023	April 1, 2023
ASSETS
Current assets:
Cash and cash equivalents	$701,155	$747,453
Trade accounts receivable, net	55,097	67,296
Inventories, net	182,239	202,238
Other current assets	39,447	26,479
Total current assets	977,938	1,043,466
Long-term assets:
Property, plant, and equipment, net	191,766	177,125
Goodwill	196,574	196,574
Amortizable intangible assets, net	40,299	45,343
Deferred tax assets	19,798	17,422
Other noncurrent assets	242,800	82,794
Total assets	$1,669,175	$1,562,724
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$50,829	$44,702
Other current liabilities	192,322	204,215
Total current liabilities	243,151	248,917
Long-term liabilities:
Long-term debt	12,430	12,430
Deferred tax liabilities	6,417	5,964
Other liabilities	66,984	62,412
Total long-term liabilities	85,831	80,806

Stockholders' Equity:
Common stock	1,587	1,585
Additional paid-in capital	530,645	519,479
Retained earnings	821,628	725,672
Accumulated other comprehensive loss	(13,667)	(13,735)
Total stockholders' equity	1,340,193	1,233,001
Total liabilities and stockholders' equity	$1,669,175	$1,562,724

SKYLINE CHAMPION CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, dollars and shares in thousands, except per share amounts)

	Three months ended		Six months ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022

Net sales	$464,236	$806,825	$929,005	$1,532,706
Cost of sales	347,747	532,719	682,843	1,029,265
Gross profit	116,489	274,106	246,162	503,441
Selling, general, and administrative expenses	64,454	83,915	134,893	156,197
Operating income	52,035	190,191	111,269	347,244
Interest (income), net	(10,480)	(1,974)	(19,781)	(1,884)
Other expense (income)	2,065	—	2,065	(634)
Income before income taxes	60,450	192,165	128,985	349,762
Income tax expense	14,781	48,073	32,047	88,519
Net income	$45,669	$144,092	$96,938	$261,243
Net income per share:
Basic	$0.80	$2.53	$1.69	$4.59
Diluted	$0.79	$2.51	$1.68	$4.55

SKYLINE CHAMPION CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, dollars in thousand)

	Six months ended
	September 30, 2023	October 1, 2022
Cash flows from operating activities
Net income	$96,938	$261,243
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,378	12,557
Amortization of deferred financing fees	162	175
Equity-based compensation	10,943	7,753
Deferred taxes	(1,919)	3,318
Loss (gain) on disposal of property, plant, and equipment	96	(85)
Foreign currency transaction loss	76	974
Change in assets and liabilities:
Accounts receivable	12,101	7,633
Floor plan receivables	(2,521)	—
Inventories	20,059	11,540
Other assets	(13,434)	(14,489)
Accounts payable	4,387	(21,000)
Accrued expenses and other liabilities	(12,128)	8,947
Net cash provided by operating activities	129,138	278,566
Cash flows from investing activities
Additions to property, plant, and equipment	(22,847)	(25,613)
Cash paid for equity method investment	(1,000)	—
Cash paid for investment in ECN common stock	(78,858)	—
Cash paid for investment in ECN preferred stock	(64,520)	—
Investment in floor plan loans	(18,466)	—
Proceeds from floor plan loans	10,528	—
Acquisitions, net of cash acquired	—	(6,810)
Proceeds from disposal of property, plant, and equipment	524	132
Net cash used in investing activities	(174,639)	(32,291)
Cash flows from financing activities
Changes in floor plan financing, net	—	3,027
Stock option exercises	224	596
Tax payments for equity-based compensation	(982)	(1,363)
Net cash (used in) provided by financing activities	(758)	2,260
Effect of exchange rate changes on cash and cash equivalents	(39)	(6,944)
Net (decrease) increase in cash and cash equivalents	(46,298)	241,591
Cash and cash equivalents at beginning of period	747,453	435,413
Cash and cash equivalents at end of period	$701,155	$677,004

SKYLINE CHAMPION CORPORATION

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Unaudited, dollars in thousand)

	Three months ended			Six months ended
	September 30, 2023	October 1, 2022	Change	September 30, 2023	October 1, 2022	Change
Reconciliation of Adjusted EBITDA:
Net income	$45,669	$144,092	$(98,423)	$96,938	$261,243	$(164,305)
Income tax expense	14,781	48,073	(33,292)	32,047	88,519	(56,472)
Interest (income), net	(10,480)	(1,974)	(8,506)	(19,781)	(1,884)	(17,897)
Depreciation and amortization	6,786	6,941	(155)	14,378	12,557	1,821
EBITDA	56,756	197,132	(140,376)	123,582	360,435	(236,853)
Transaction costs	2,065	—	2,065	2,065	338	1,727
Other	—	—	—	—	(973)	973
Adjusted EBITDA	$58,821	$197,132	(138,311)	$125,647	$359,800	(234,153)

SKYLINE CHAMPION CORPORATION

RECONCILIATION OF NET INCOME TO ADJUSTED EARNINGS PER SHARE

(Unaudited, dollars and shares in thousands, except per share amounts)

(Certain amounts shown net of tax, as applicable)

	Three months ended		Six months ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022

Net income	$45,669	$144,092	$96,938	$261,243
Adjustments:
Transaction costs	1,555	—	1,555	252
Other	—	—	—	(727)
Adjusted net income attributable to the Company's common shareholders	$47,224	$144,092	$98,493	$260,768
Adjusted basic net income per share	$0.83	$2.53	$1.72	$4.58
Adjusted diluted net income per share	$0.82	$2.51	$1.71	$4.55
Average basic shares outstanding	57,232	56,956	57,224	56,933
Average diluted shares outstanding	57,724	57,406	57,695	57,364